Exhibit 10.1

QUANTUM CYBER N.V.

Up to $100,000,000 of Common Shares

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

May 4, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement, dated as of October 3, 2025 (the “Agreement”), by and among Quantum Cyber N.V. (f/k/a Mainz Biomed N.V.), a public company with limited liability (naamloze vennootschap) under Dutch law (the “Company”), and Maxim Group LLC, as sales agent (the “Agent”). Capitalized terms used but not defined in this letter agreement shall have the meanings given to them in the Agreement.

Pursuant to Section 15 of the Agreement, the Company and the Agent hereby mutually agree to amend the Agreement by deleting each reference to “$10,000,000” on the cover page of the Agreement and in Section 2(a) of the Agreement and by replacing each such reference with “$100,000,000”.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Except as expressly modified by this letter agreement, the Agreement shall continue to be in full force and effect in accordance with its terms.

[Signature page follows].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed duplicate of this amendment to the Agreement, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents in accordance with its terms.

Very truly yours,

QUANTUM CYBER N.V.

By:	/s/ David Lazar
Name:	David Lazar
Title:	CEO

[Signature Page to Amendment #1 to EDA]

Confirmed as of the date first
above mentioned.

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head of Investment Banking

[Signature Page to Amendment #1 to EDA]